Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

Silgan Holdings Inc.

INTERNET http://www.proxyvoting.com/slgn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Please mark your votes as indicated in this example	☒

Please mark, sign, date and return this proxy to the Company.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.		FOR	AGAINST	ABSTAIN

1.	To adopt the Agreement and Plan of Merger, dated as of April 12, 2011, between Silgan Holdings Inc. (“Silgan”) and Graham Packaging Company Inc. (“Graham Packaging”), as such agreement may be amended from time to time (the “Merger Agreement”), which adoption includes approval of the issuance of shares of common stock of Silgan to Graham Packaging stockholders in the merger and approval of the amended and restated certificate of incorporation of Silgan which would increase the size of the board of directors of Silgan by two directors from a total of seven directors to a total of nine directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	To approve adjournments of the Silgan Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Silgan Special Meeting to adopt the Merger Agreement.	☐	☐	☐

3.	To transact such other business as may properly come before the Silgan Special Meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Signature	Signature (if held jointly)	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice and Proxy Statement are available at:

http://bnymellon.mobular.net/bnymellon/slgn

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SILGAN HOLDINGS INC.

4 LANDMARK SQUARE

STAMFORD, CT 06901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF

STOCKHOLDERS to be held on [—], 2011

The undersigned hereby appoints R. Philip Silver and D. Greg Horrigan as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on [—], 2011 at a Special Meeting of Stockholders of the Company to be held on [—], 2011 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

(Continued and to be dated and signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

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PRINT AUTHORIZATION
To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711

SIGNATURE:	DATE:

(THIS BOXED AREA DOES NOT PRINT)